UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6e(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Magnum Opus Acquisition Limited

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Magnum Opus Acquisition Limited

Unit 1009, ICBC Tower,

Three Garden Road,

Central, Hong Kong

PROXY STATEMENT SUPPLEMENT

MARCH 14, 2023

TO THE SHAREHOLDERS OF MAGNUM OPUS ACQUISITION LIMITED:

This is a supplement (this “Supplement”) to the definitive proxy statement of Magnum Opus Acquisition Limited (the “Company”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, dated February 17, 2023 (the “Proxy Statement”), that was sent to you in connection with the Company’s extraordinary general meeting of shareholders to be held at 9:30a.m. Eastern Time, on March 17, 2023, at the physical location at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020 and virtually at https://www.cstproxy.com/magnumopusacquisition/2023 (the “Extraordinary Meeting”).

This Supplement is being filed solely to correct a clerical error as described below.

At the Extraordinary Meeting, the Company’s shareholders will be asked to consider and vote upon, among others, a proposal by special resolution, to amend Articles 51.7 and 51.8 of the Company’s amended and restated memorandum and articles of association (the “MAA”), to extend the date (the “Termination Date”) by which the Company must (i) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company with one or more businesses, which we refer to as a “business combination” or (ii) cease its operations except for the purpose of winding up if it fails to complete such business combination and redeem or repurchase 100% of the Company’s public shares included as part of the units sold in the Company’s initial public offering that was consummated on March 25, 2021, which we refer to as the “IPO,” (the “Extension”) from March 25, 2023 to April 25, 2023 (the “First Extended Date”); and if the Company does not consummate a business combination by the First Extended Date, the Termination Date may be extended, without the need for any further approval of the Company’s shareholders, by resolutions of the board of directors of the Company (the “Board”) at least three days prior to First Extended Date, to May 25, 2023 (the “Second Extended Date”), which may be further extended, without the need for any further approval of the Company’s shareholders, by resolutions of the Board passed at least three days prior to the Second Extended Date, to June 25, 2023 (the “Third Extended Date”), and may be further extended, without the need for any further approval of the Company’s shareholders, by resolutions of the Board passed at least three days prior to the Third Extended Date, to July 25, 2023 (the “Fourth Extended Date,” and each of the First Extended Date, the Second Extended Date, the Third Extended Date and the Fourth Extended Date, an “Extended Date”), for three additional one-month periods, for an aggregate of three additional months (each, an “Additional Extension Period”) (such proposal, the “Extension Amendment Proposal”). For the avoidance of doubt, the Company may, by resolutions of the Board, terminate any Additional Extension Period at any time up to the applicable Extended Date, provided that the Company shall have deposited the applicable Contribution for such Additional Extension Period.

The Company is filing this Supplement with the Securities and Exchange Commission to advise its shareholders that the Proxy Statement contained a clerical error, and to clarify that in relation to the Extension, the Company will deposit into the trust account established in connection with the IPO (the “Trust Account”), the sum of Contributions not exceeding the lesser of (a) US$0.24 for each public share that is not redeemed in connection with the Extraordinary Meeting (in the Proxy Statement this amount was erroneously stated to be US$0.06) and (b) US$600,000. This Supplement should be read in conjunction with the Proxy Statement, and other than the revisions described below, this Supplement does not modify any other information in the Proxy Statement. From and after the date of this Supplement, any references to the Proxy Statement are to the Proxy Statement as supplemented hereby.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

The corresponding disclosure in the Proxy Statement in the “Notice of Extraordinary General Meeting of Shareholders” and “Proxy Statement for the Extraordinary General Meeting of Shareholders” should be amended as follows:

“If the Extension Proposals are approved, (A) for the period from March 25, 2023 until the First Extended Date, the Company shall deposit into the Trust Account the lesser of (a) US$0.06 for each public share that is not redeemed as of March 25, 2023 and (b) US$150,000 (the “First Contribution”), (B) if the Company does not consummate a business combination by the First Extended Date and the Board elects to extend the Termination Date from the First Extended Date to the Second Extended Date, for the period from the First Extended Date to the Second Extended Date, the Company shall deposit into the Trust Account the lesser of (a) US$0.06 for each public share that is not redeemed as of the First Extended Date and (b) US$150,000 (the “Second Contribution”), (C) if the Company does not consummate a business combination by the Second Extended Date and the Board elects to extend the Termination Date from the Second Extended Date to the Third Extended Date, for the period from the Second Extended Date to the Third Extended Date, the Company shall deposit into the Trust Account the lesser of (a) US$0.06 for each public share that is not redeemed as of the Second Extended Date and (b) US$150,000 (the “Third Contribution”), and (D) if the Company does not consummate a business combination by the Third Extended Date and the Board elects to extend the Termination Date from the Third Extended Date to the Fourth Extended Date, for the period from the Third Extended Date to the Fourth Extended Date, the Company shall deposit into the Trust Account the lesser of (a) US$0.06 for each public share that is not redeemed as of the Third Extended Date and (b) US$150,000 (the “Fourth Contribution,” and together with the First Contribution, the Second Contribution and the Third Contribution, the “Contributions,” each, a “Contribution”), provided that the sum of Contributions shall not exceed the lesser of (a) US$0.24 (emphasis added) for each public share that is not redeemed in connection with the Extraordinary Meeting and (b) US$600,000.”

The corresponding disclosure in the Proxy Statement on pages 6 and 30 should be amended as follows:

“If the Extension Proposals are approved, (A) for the period from March 25, 2023 until the First Extended Date, the Company shall deposit into the Trust Account the lesser of (a) US$0.06 for each public share that is not redeemed as of March 25, 2023 and (b) US$150,000, (B) if the Company does not consummate a business combination by the First Extended Date and the Board elects to extend the Termination Date from the First Extended Date to the Second Extended Date, for the period from the First Extended Date to the Second Extended Date, the Company shall deposit into the Trust Account the lesser of (a) US$0.06 for each public share that is not redeemed as of the First Extended Date and (b) US$150,000, (C) if the Company does not consummate a business combination by the Second Extended Date and the Board elects to extend the Termination Date from the Second Extended Date to the Third Extended Date, for the period from the Second Extended Date to the Third Extended Date, the Company shall deposit into the Trust Account the lesser of (a) US$0.06 for each public share that is not redeemed as of the Second Extended Date and (b) US$150,000, and (D) if the Company does not consummate a business combination by the Third Extended Date and the Board elects to extend the Termination Date from the Third Extended Date to the Fourth Extended Date, for the period from the Third Extended Date to the Fourth Extended Date, the Company shall deposit into the Trust Account the lesser of (a) US$0.06 for each public share that is not redeemed as of the Third Extended Date and (b) US$150,000, provided that the sum of Contributions shall not exceed the lesser of (a) US$0.24 (emphasis added) for each public share that is not redeemed in connection with the Extraordinary Meeting and (b) US$600,000.”

VOTING MATTERS

Only holders of record of the Company’s ordinary shares at the close of business on February 21, 2023 (the “Record Date”), which is the record date for the Extraordinary Meeting, are entitled to receive notice of and vote at the Extraordinary Meeting or any adjournment thereof. As of the Record Date, there were 25,000,000 issued and outstanding ordinary shares of the Company, including 20,000,000 issued and outstanding Class A ordinary shares and 5,000,000 issued and outstanding Class B ordinary shares. The Company’s warrants do not have voting rights.

All holders of Class A ordinary shares of the Company (each a “public shareholder”) may elect to redeem all or a portion of such Class A ordinary shares, for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then issued and outstanding Class A ordinary shares (a “Redemption Election”), regardless of how such public shareholder votes on the Extension Amendment Proposal or whether such public shareholder votes at all. The deadline to make a Redemption Election is 5:00 p.m. Eastern Time on March 15, 2023, the date that is two business days prior to the scheduled vote at the Extraordinary Meeting (the “Redemption Deadline”). The public shareholder may tender its shares by either delivering its share certificate(s) (if any) and other redemption forms to the transfer agent or by delivering its shares and other redemption forms to the transfer agent electronically using the Depository Trust Company (“DTC”)’s DWAC (Deposit/Withdrawal At Custodian) system. If the public shareholder holds public shares in street name, such public shareholder will need to instruct its bank, broker or other nominee to withdraw the shares from its account in order to exercise its redemption rights. A holder of units must elect to separate its units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If a holder holds its units in an account at a brokerage firm or bank, the holder must notify its broker or bank that it elects to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company (in its capacity as Magnum Opus’ transfer agent, the “transfer agent”) directly and instruct it to do so.

Before you vote, you should read the Proxy Statement and other documents that the Company has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about the Company, the Extension Amendment Proposal and the other proposals included in the Proxy Statement. If you have questions about the proposals or if you need additional copies of the Proxy Statement or the proxy card you should contact:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Individuals call toll-free (800) 662-5200

Banks and brokers call (203) 658-9400

Email: OPA.info@investor.morrowsodali.com

By Order of the Board of Directors,

/s/ Hou Pu Jonathan Lin
Hou Pu Jonathan Lin
Chief Executive Officer and Director (Principal Executive Officer)

You are not being asked to vote on the Business Combination at this time. If the Extension is approved and you do not elect to redeem your public shares in connection with the Extension Amendment Proposal, or you elect to redeem your public shares but withdraw such Redemption Election, subject to the Board’s determination to permit such withdrawal, you will retain the right to vote on the Business Combination when it is submitted to our shareholders (provided that you are a shareholder on the record date for a meeting to consider the Business Combination) and the right to redeem the public shares then held by you for a pro rata portion of the Trust Account in the event the Business Combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

Your vote is important. If you are a shareholder of record, please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Extraordinary Meeting. If you are a shareholder of record, you may also cast your vote (including virtually) at the Extraordinary Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote (including virtually) at the Extraordinary Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as abstaining in respect of the Extension Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established for the Extraordinary Meeting but will have no effect on the outcome of the Extension Proposals.

This Supplement is dated March 14, 2023.